UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 11, 2016

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2727 North Harwood Drive, Suite 300, Dallas, TX 75201
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.
On August 11, 2016, Spirit Realty Capital, Inc., a Maryland corporation (the “Company”), issued a press release announcing that its operating partnership, Spirit Realty L.P., a Delaware limited partnership (the “Operating Partnership”), had commenced a private offering of senior notes. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On August 11, 2016, the Company issued a press release announcing that that the Operating Partnership had priced the previously announced private offering of $300.0 million aggregate principal amount of its 4.450% senior notes due 2026 (the “Notes”). The Notes priced at 99.378% of the principal amount, and the offering is expected to close on August 18, 2016. The Notes will be fully and unconditionally guaranteed by the Company. A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The Operating Partnership intends to use the net proceeds from the offering to initially repay amounts outstanding under its term loan facility and to use the remaining net proceeds, if any, to reduce amounts outstanding under its revolving credit facility and for general corporate purposes. The Operating Partnership expects to redraw on its term loan facility and revolving credit facility from time to time to repay approximately $297.4 million of commercial mortgage backed securities over the next 45 days, to fund identified and potential future acquisitions and for general corporate purposes.

The Notes and the related guarantee will be offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes and the related guarantee will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The information contained in this Current Report on Form 8-K, including exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.	Description
99.1	Offering Press Release dated August 11, 2016.
99.2	Pricing Press Release dated August 11, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Phillip D. Joseph, Jr.
Phillip D. Joseph, Jr. Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer)
Date: August 11, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Offering Press Release dated August 11, 2016.
99.2	Pricing Press Release dated August 11, 2016.